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                                  EXHIBIT 24.1

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                               September 13, 1995



Applied Research Corporation
8201 Corporate Drive, Suite 1120
Landover, Maryland  20785

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Applied Research Corporation, a Colorado corporation, in connection with the offering of up to 800,000 shares of its common stock pursuant to the William C. Hayde 1995 Consultation Agreement and the Market Visibility, Inc. 1995 Consultation Agreement, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,


                                   /s/ Nathan L. Stone
                                   Nathan L. Stone

NLS:at